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                                                               Exhibit 99.(h)(v)

                                   AMENDMENT 6
                                     to the
                        ADMINISTRATIVE SERVICES AGREEMENT
                                      among
       The Investment Companies comprising the Lord Abbett Family of Funds
    (each, a "Fund" or collectively, the "Funds") as set forth on Exhibit 1
                                      and
                     Lord, Abbett & Co. LLC ("Lord Abbett")

     WHEREAS, the Investment Companies named on Exhibit 1 and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the "Agreement");

     WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement;

     WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include additional funds;

     NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

     1. The Agreement is hereby amended to add the following fund to Exhibit 1 of the Agreement:

          Lord Abbett Municipal Income Trust
           (formerly Lord Abbett Tax-Free Income Trust)
                   -Lord Abbett High Yield Municipal Bond Fund

     2.   The Agreement shall remain the same in all other respects.

     3.   The Amendment is effective as of the 30th day of December, 2004.

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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to the
Agreement to be executed in its name and on its behalf by its duly authorized representative.

                                      On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

                                      By:      /s/ Joan A. Binstock
                                               --------------------
                                               Joan A. Binstock
                                               Chief Financial Officer


     Attested:

     /s/ Christina T. Simmons
     ------------------------
     Christina T. Simmons
     Vice President & Assistant Secretary


                                      LORD, ABBETT & CO. LLC

                                      By:      /s/ Robert S. Dow
                                               -----------------
                                               Robert S. Dow
                                               Managing Member


     Attested:

     /s/ Paul A. Hilstad
     -------------------
     Paul A. Hilstad
     Member, General Counsel

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                   EXHIBIT 1 (AMENDED AS OF DECEMBER 30, 2004)
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.
Lord Abbett Blend Trust
      Lord Abbett Small-Cap Blend Fund
Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Global Fund, Inc.
      Equity Series
      Income Series
Lord Abbett Investment Trust
      Balanced Series
      Lord Abbett Core Fixed Income Fund
      Lord Abbett High Yield Fund
      Lord Abbett Limited Duration U.S. Government & Government Sponsored
         Enterprises Fund
      Lord Abbett Total Return Fund
      Lord Abbett U.S. Government & Government Sponsored Enterprises Fund Lord Abbett Convertible Fund
Lord Abbett Large-Cap Growth Fund
Lord Abbett Mid-Cap Value Fund, Inc.
Lord Abbett Research Fund, Inc.
      Lord Abbett America's Value Fund
      Lord Abbett Growth Opportunities Fund
      Lord Abbett Large-Cap Core Fund
      Small-Cap Value Series
Lord Abbett Securities Trust
      Alpha Series
      Lord Abbett All Value Fund
      Lord Abbett International Opportunities Fund
      Lord Abbett Micro-Cap Growth Fund
      Lord Abbett Micro-Cap Value Fund
      Lord Abbett Large-Cap Value Fund
      Lord Abbett International Core Equity Fund
Lord Abbett Series Fund, Inc.
      All Value Portfolio
      America's Value Portfolio
      Bond-Debenture Portfolio
      Growth and Income Portfolio
      Growth Opportunities Portfolio
      International Portfolio
      Mid-Cap Value Portfolio

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Lord Abbett Tax-Free Income Fund, Inc.
      Lord Abbett California Tax-Free Income Fund
      Lord Abbett Connecticut Tax-Free Income Fund
      Lord Abbett Hawaii Tax-Free Income Fund
      Lord Abbett Minnesota Tax-Free Income Fund
      Lord Abbett Missouri Tax-Free Income Fund
      Lord Abbett National Tax-Free Income Fund
      Lord Abbett New Jersey Tax-Free Income Fund
      Lord Abbett New York Tax-Free Income Fund
      Lord Abbett Texas Tax-Free Income Fund
      Lord Abbett Washington Tax-Free Income Fund
Lord Abbett Municipal Income Trust
      Florida Series
      Georgia Series
      Michigan Series
      Pennsylvania Series
      Lord Abbett Insured Intermediate Tax-Free Fund
      Lord Abbett High Yield Municipal Bond Fund
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market
   Fund, Inc.